Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fauquier Bankshares, Inc.

Warrenton, Virginia

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 No. 333-100539, Form S-3D No. 333-115681, Form S-8 No. 333-122532, and Form S-8 No. 333-161467) of Fauquier Bankshares, Inc. of our report dated March 24, 2017 on the consolidated financial statements for the year ended December 31, 2016, appearing in Item 8 of this Form 10-K of Fauquier Bankshares, Inc. for the year ended December 31, 2018.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 11, 2019